                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 9, 2002
                                                         ---------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on October 9, 2002. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

             None.

(b)      Pro Forma Financial Information.

             None.

(c)      Exhibits.

             The following exhibit is filed herewith:

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on October 9, 2002.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  October 9, 2002

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                             ACUITY BRANDS ANNOUNCES
                               ANNUAL MEETING DATE

ATLANTA,  October 9, 2002 - Acuity Brands, Inc. (NYSE: AYI) announced today that it will hold its annual  meeting of  shareholders  at 1:00 p.m. EST on Thursday,
December 19, 2002. The meeting will take place at the Chambers  Amphitheatre  of the Renaissance  Waverly Hotel, 2450 Galleria  Parkway,  Atlanta,  Georgia.  The
quarterly meeting of the company's Board of Directors will occur that day.

Acuity  Brands,   Inc.,   whose   businesses  had  fiscal  year  2002  sales  of
approximately $2.0 billion, is comprised of the Acuity Lighting Group and Acuity
Specialty  Products.  The Acuity Lighting Group is the world's leading  lighting fixture  manufacturer  and includes  brands such as  Lithonia(R),  Holophane(R),
Peerless(R),  and Hydrel(R).  Acuity Specialty Products is a leading provider of specialty  chemicals  and  includes  brands  such as  Zep(R),  Enforcer(R),  and
Selig(TM).  Headquartered  in Atlanta,  Georgia,  Acuity Brands  employs  11,800 people and has operations throughout North America and in Europe.